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                                                                 EXHIBIT 4.5


             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         THIS SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of the 29th day of October 1999, by and among VERSICOR INC., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred Stock ("Series A Stock"), the holders of the Company's Series B Preferred Stock ("Series B Stock"), the holders of the Company's Series C Preferred Stock ("Series C Stock"), the holders of the Company's Series D-1 Preferred Stock ("Series D-1 Stock"), the holders of the Company's Series E-1 Preferred Stock ("Series E-1 Stock") and the purchasers of the Company's Series F Preferred Stock ("Series F Stock") set forth on EXHIBIT A attached hereto (the "Purchasers"). The holders of the Series A Stock, Series B Stock, Series C Stock and purchasers of Series F Stock shall be referred to hereinafter as the "Financial Investors" and each individually as a "Financial Investor." The holders of the Series D-1 Stock and the Series E-1 Stock shall be referred to hereinafter as the "Strategic Investors" and each individually as a "Strategic Investor." The Financial Investors and Strategic Investors collectively shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

         WHEREAS, the Company entered into the First Amended and Restated Investors' Rights Agreement, dated March 31, 1997, with the holders of the Company's Series A Stock, Series B Stock, Series C Stock, Series D-1 Stock and Series E-1 Stock (the "First Amended and Restated Investors' Rights Agreement"), whereby the Company granted to such holders certain registration rights, information rights and other rights

         WHEREAS, the Company proposes to sell and issue up to six million eight hundred ten thousand seven hundred and ten (6,810,710) shares of its Series F Stock to the Purchasers pursuant to the Series F Stock Purchase Agreement (the "Purchase Agreement") of even date herewith;

         WHEREAS, as a condition to the purchase of the Series F Stock, the Purchasers have requested that the Company extend to them certain registration rights, information rights and other rights; and

         WHEREAS, the Company and the Investors desire to amend and restate the First Amended and Restated Investors' Rights Agreement to provide for certain registration rights, information rights and other rights to the Purchasers, as set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

1.       GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FINANCIAL HOLDER" means any Financial Investor (or permitted successor or assignee) owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.11 hereof.

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         "HOLDER" means either a Financial Holder or a Strategic Holder.

         "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (as defined below).

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares (as defined below); (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities and (iii) any other Common Stock now or hereafter owned or held by any Investor. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferror's rights under Section 2 of this Agreement are not assigned.

         "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 3.1, Section 3.2, Section 3.3, Section 3.4 and Section
3.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed for each registration effected pursuant to this Agreement twenty thousand dollars ($20,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "SHARES" shall mean the Company's Series A Stock, Series B Stock, Series C Stock, including shares of Series C Stock issuable upon conversion of warrants issued by the Company, Series D-1 Stock, Series D-2 Stock, Series E-1 Stock, Series E-2 Stock and Series F Stock.

         "STRATEGIC HOLDER" means any Strategic Investor (or permitted successor or assignee) owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.11 hereof.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits


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inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         1.2 The First Amended and Restated Investors' Rights Agreement shall be terminated and replaced in its entirely by this Agreement.

2.       RESTRICTION ON TRANSFER.

         2.1 Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                  (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (i) The transferee has agreed in writing to be bound by this Section 2, (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (iii) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (i) a partnership to its partners or former partners in accordance with partnership interests, (ii) a corporation to its shareholders in accordance with their interest in the corporation, (iii) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (iv) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 2 to the same extent as if he were an original Holder hereunder.

         2.2 Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         2.3 The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel

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may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

         2.4 Subject to Section 2.3 above, any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

3.       REGISTRATION RIGHTS

         3.1      DEMAND REGISTRATION BY FINANCIAL HOLDERS.

                  (a) Subject to the conditions of this Section 3.1, if the Company shall receive a written request from the Financial Holders of more than thirty percent (30%) of the Registrable Securities then outstanding held by such Financial Holders (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities to the public with a minimum aggregate offering price of not less than $10,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Financial Holders, and subject to the limitations of this Section 3.1, file, as soon as practicable (but in no event later than sixty (60) days following the selection by the Initiating Holders of an Underwriter), the registration under the Securities Act of all Registrable Securities that the Financial Holders request to be registered.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.l(a). In such event, the right of any Financial Holder to include its Registrable Securities in such registration shall be conditioned upon such Financial Holder's participation in such underwriting and the inclusion of such Financial Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Financial Holder) to the extent provided herein. All Financial Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Financial Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Financial Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Financial Holders (including the Initiating Holders); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 3.1:

                           (i)     prior to the earlier of (A) six (6) months
following the Initial Offering or (B) October 28, 2001; or

                           (ii)    after the Company has effected two (2)
registrations pursuant to this Section 3.1, and such registrations have been declared or ordered effective or

                           (iii)   during the period starting with the date
of filing of, and ending on the date six (6) months following the effective date of the registration statement pertaining to the Initial Offering, provided that the Company is making reasonable and good faith efforts to cause such registration statement to become effective; or

                           (iv)    if within thirty (30) days of receipt of a
written request from Initiating Holders pursuant to Section 3.1, the Company gives notice to the Financial Holders of the Company's intention to make its Initial Offering within ninety (90) days; or

                           (v)     if the Company shall furnish to the
Financial Holders requesting a registration statement pursuant to this
Section 3.1, a certificate signed by the Chairman of the Board or the Chief Executive Officer stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period.

         3.2      DEMAND REGISTRATION BY STRATEGIC HOLDERS.

                  (a) Subject to the conditions of this Section 3.2, if the Company shall receive a written request from a Strategic Holder holding at least 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (the "Initiating Strategic Holder") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities held by such Initiating Strategic Holder, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all other Strategic Holders, and subject to the limitations of this Section 3.2, file, as soon as practicable (but in no event later than forty-five (45) days following the selection by the Initiating Strategic Holder of an underwriter) a registration statement covering the registration under the Securities Act of all Registrable Securities held by the Strategic Holders that such Strategic Holders request to be registered.

                  (b) If the Initiating Strategic Holder intends to distribute the Registrable Securities covered by their request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 3.2 and the Company shall include such information in the written notice referred to in Section 3.2(a). In such event, the right of any Strategic Holder to include its Registrable Securities in such registration shall be conditioned upon such Strategic Holder's participation in such underwriting and the inclusion of such Strategic Holder's Registrable Securities in the underwriting (unless otherwise agreed by a majority interest of the participating Strategic Holders) to the extent provided herein. All Strategic Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Strategic Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Strategic Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Strategic Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Strategic Holders (including the Initiating Strategic Holder); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included shall not be reduced unless all other securities, other than for the account of the Company, are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 3.2:

                           (i)     prior to the  occurrence  of both (A) the
Initial Offering and (B) the earlier of (i) the exercise by the Financial Holders of at least one (1) demand registration right pursuant to Section 3.1 or (ii) October 28, 2002; provided, however, that in the event the Initial Offering has not taken place by October 28, 2002, the Company shall effect a registration pursuant to this Section 3.2 if the Initiating Strategic Holder and the Holders of at least a majority of the Registrable Securities then outstanding consent to effecting such registration; or

                           (ii)    with respect to each Strategic Holder, if
such Strategic Holder has exercised one (1) demand registration right pursuant to this Section 3.2 (it being understood that the purchaser of Series D-1 Stock and Series D-2 Stock and its permitted successors and assigns, shall collectively be entitled to a single demand registration right pursuant to this Section, and the purchaser of Series E-1 Stock and Series E-2 Stock, and its permitted successors and assigns, shall collectively be entitled to a separate single demand registration right pursuant to this Section); or

                           (iii)   if the Company shall furnish to the
Strategic Holders requesting a registration statement pursuant to this
Section 3.2, a certificate signed by the Chairman of the Board or the Chief Executive Officer stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Strategic Holder; provided that such right to delay a request shall be exercised by the Company no more than twice in any one-year period. If the Company determines to withdraw such registration, then the Initiating Strategic Holder may withdraw its request for registration within ten (10) days after the Company has provided notice of its deferral, and such withdrawn request shall not count against the demand registration right of such Initiating Strategic Holder pursuant to this
Section 3.2.

         3.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Financial Holders of Registrable Securities (and subsequent to the Initial Offering, all Strategic Holders of Registrable Securities) in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Financial Holder (and subsequent to the Initial Offering, each such Strategic Holder) an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, if, in connection with the Initial Offering, any Financial Holder exercises its piggyback registrations rights under this Section 3.3, then each Strategic Investor shall have the same opportunity to include its Registrable Securities in such Initial Offering pursuant to this Section 3.3 and shall be deemed a "Holder" for the purposes of this Section 3.3; PROVIDED, HOWEVER, that if the number of Registrable Securities to be included is reduced, the Registrable Securities held by the Strategic Investors shall be entirely excluded before any Registrable Securities held by Financial Investors are excluded.

                  (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders exercising their demand registration rights pursuant to either Section 3.1, Section 3.2, Section 3.4 or Section
3.5 on a pro rata basis based on the total number of Registrable Securities held by such Holders; third, to the Holders exercising their piggy-back registration rights pursuant to this Section 3.3, on a pro rata basis; and fourth, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, other than upon a demand or (ii) reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence.

                  (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.4 hereof.

         3.4 FORM S-3 REGISTRATION FOR FINANCIAL HOLDERS. In case the Company shall receive a written request from the Financial Holders of at least 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (the "S-3 Initiating Financial Holders") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such S-3 Initiating Financial Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Financial Holders of Registrable Securities; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the S-3 Initiating Financial Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Financial Holder or Financial Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4:

                         (i)       if Form S-3 (or any successor or similar
form) is not available for such offering by the S-3 Initiating Financial Holders, or

                         (ii)      if the S-3 Initiating Financial Holders,
together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

                         (iii)     if the Company shall furnish to the S-3
Initiating Financial Holders a certificate signed by the Chairman of the Board of Directors or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Financial Holders under this Section 3.4; provided, that such right to delay a request shall be exercised by the Company nor more than twice in any one-year period, or

                         (iv)      if the Company has, within the three (3)
month period preceding the date of such request, already effected one (1) registrations on Form S-3 for the Financial Holders pursuant to this Section 3.4, or

                         (v)       in any particular jurisdiction in which
the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Financial Holders. If the registration statement under this Section 3.4 is for an underwritten offering, the right of any Financial Holder to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Financial Holder's participation in such underwriting and the inclusion of such Financial Holder's Registrable Securities in the underwriting to the extent provided herein. All Financial Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Financial Holders exercising their registration rights pursuant to this Section 3.4; second, to the Company; third, to the Holders exercising their piggy-back registration rights pursuant to this Section 3.4, on a pro rata basis; and fourth, to any shareholder of the Company (other than a Holder) on a pro rata basis.

         3.5 FORM S-3 REGISTRATION FOR STRATEGIC HOLDERS. In case the Company shall receive a written request from a Strategic Holder holding at least 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (the "S-3 Initiating Strategic Holder") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such S-3 Initiating Strategic Holders, the Company will:

               (a) as soon as practicable (but in no event later than 45 days following such notice, or if such registration shall be for an underwritten offering, no later than 45 days following the selection by the S-3 Initiating Strategic Holder of an underwriter), file a registration statement covering such registration, and effect as soon as practicable all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the S-3 Initiating Strategic Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders participating in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

                         (i)       if Form S-3 (or any successor or similar
form) is not available for such offering by the S-3 Initiating Strategic Holder, or

                         (ii)      if the S-3 Initiating Strategic Holder,
together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

                         (iii)     if the Company shall furnish to the S-3
Initiating Strategic Holder a certificate signed by the Chairman of the Board of Directors or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Strategic Holder under this Section 3.5; provided, that such right to delay a request shall be exercised by the Company nor more than twice in any one-year period, or

                         (iv)      if, with respect to the S-3 Initiating
Strategic Holder, the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for such S-3 Initiating Strategic Holder pursuant to this Section 3.5, or

                         (v)       in any particular jurisdiction in which
the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Strategic Holder. If the registration statement under this Section 3.5 is for an underwritten offering, the right of the S-3 Initiating Strategic Holder to be included in a registration pursuant to this Section 3.5 shall be conditioned upon the S-3 Initiating Strategic Holder's participation in such underwriting and the inclusion of such S-3 Initiating Strategic Holder's Registrable Securities in the underwriting to the extent provided herein. The S-3 Initiating Strategic Holder proposing to distribute its Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the S-3 Initiating Strategic Holder exercising its registration rights pursuant to this Section 3.5; second, to the Company; third, to the Holders exercising their piggy-back registration rights pursuant to this Section 3.3, on a pro rata basis; and fourth, to any shareholder of the Company (other than a Holder) on a pro rata basis.

         3.6 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3.1 or 3.2 or any registration under Section 3.3, Section 3.4 or Section 3.5 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 3.1, Section 3.2, Section
3.4 or Section 3.5, the request of which has been subsequently withdrawn by the relevant Initiating Holders, unless (a) the withdrawal is based upon (i) material adverse information concerning the Company of which the relevant Initiating Holders, were not aware at the time of such request or, (ii) the number of Registrable Securities to be included in the offering being reduced to less than 50% of those to be originally included or (b) the relevant Holders of a majority of Registrable Securities held by such Holders agree to forfeit their right to one requested registration pursuant to Section 3.1,
Section 3.2, Section 3.4 or Section 3.5, as applicable, in which event such right shall be forfeited by all such Holders) or (c) the withdrawal is pursuant to Section 3.2(c)(iii). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 3.1, Section 3.2, Section 3.4 or Section 3.5 to a demand registration.

         3.7 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however. that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e)       In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g)       Cause all such Registrable Securities
registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

         3.8 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 3 shall terminate with respect to any Holder if
(i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act and (ii) all Registrable Securities held by and issuable to such Holder may be sold under Rule 144(k) during any ninety
(90) day period without regard to volume and manner of sale restrictions under Rule 144.

         3.9   DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.1, Section 3.2,
Section 3.3, Section 3.4 or Section 3.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         3.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 3.1, Section 3.2, Section 3.3, Section 3.4 or Section 3.5:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.10 (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this
Section 3.10 exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this Section 3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 3.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

               (d)       If the indemnification provided for in this Section
3.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Subsection 3.11(d) exceed the net proceeds from the offering received by such holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

               (e) The obligations of the Company and Holders under this Section 3.10 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         3.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is an Affiliate as defined in Regulation D of the Securities Act, a shareholder, partner or retired partner of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, (iii) is already a Holder of Registrable Securities or (iv) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, such transfer shall be subject to the following: (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         3.12  AMENDMENT OF REGISTRATION RIGHTS.

               (a)       Except as otherwise provided, any provision of this
Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least fifty-five percent (55%) of the Registrable Securities provided, however, that no such amendment or waiver may be effected which adversely affects the rights or interests of one Holder without a like effect on the other Holders, unless the Holders whose rights have been adversely affected consents thereto. Notwithstanding anything else to the contrary herein, no such amendment or waiver may be effected which lessens or terminates one or more of the rights held by the Financial Holders or

Strategic Holders under this Section 3, unless a majority in interest of such affected Financial Holders or each of the affected Strategic Holders, as applicable, consents thereto. Any amendment or waiver effected in accordance with this Section 3.12 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 3, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

               (b) MOST FAVORED STATUS. If there is a financing subsequent to the Series F Preferred Stock financing, and if the rights, preferences, and privileges of such new financing are more beneficial to such prospective investors than the rights, preferences, and privileges granted to the purchasers of the Series F Preferred Stock pursuant to the Third Restated Certificate of Incorporation, Second Amended and Restated Investors Rights Agreement and Right of First Refusal and Co-Sale Agreement, then, upon the written request of at least sixty-six and two-thirds percent (66 2/3%) in interest of the holders of Series F Preferred Stock, all the rights, preferences, and privileges of such Series F Preferred Stock pursuant to the Third Restated Certificate of Incorporation, Second Amended and Restated Investors Rights Agreement and Right of First Refusal and Co-Sale Agreement shall be modified to equal the rights, preferences, and privileges of such new financing, including terms which may be deemed to be less beneficial than the then existing rights. It is specifically agreed that this Section 3.12(b) shall not apply to anything contained in the Series F Preferred Stock Purchase Agreement and shall not be amended without the written consent of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series F Preferred.

         3.13 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with or senior to those granted to the Holders hereunder.

         3.14 "MARKET STAND-OFF" AGREEMENT. If requested by the Company as the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Shares of Common Stock (or other securities) of the Company held by such each Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that all Holders, all directors, and officers of the Company, and holders of at least five percent (5%) of the Company's voting securities enter into similar agreements; and PROVIDED, FURTHER, that this Section 3.15 shall only apply to the Company's Initial Offering.

         The obligations described in this Section 3.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         3.15 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company required to be filed pursuant to the Exchange Act; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

4.       COVENANTS OF THE COMPANY

         4.1   BASIC FINANCIAL INFORMATION AND REPORTING.

               (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               (b) So long as an Investor (with its affiliates) shall own not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each such Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail; provided that, if the Company has not designated a Chief Financial Officer, the Company will furnish such Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company within ninety days (90) after the end of each fiscal year of the Company. Such financial statements shall be audited and accompanied by (i) a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors and (ii) a quarterly financial information statement signed by the Chief Financial Officer or other authorized officer in the form attached as EXHIBIT B hereto (" Financial Information Statement").

               (c) So long as an Investor (with its affiliates) shall own not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles and accompanied by a Financial Information Statement, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; provided that, if the Company has not designated a Chief Financial Officer, the Company will furnish such Investor a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date within thirty days (30) after the end of each fiscal year of the Company.

               (d) So long as an Investor (with its affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), the Company will furnish each such Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

         4.2   CONFIDENTIALITY OF RECORDS.

               (a) Each Investor agrees not to use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its equity investment in the Company. Each Investor shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of and use reasonable best efforts to prevent disclosure of the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each transferee of any Investor who receives Confidential Information shall agree to be bound by such provisions. For purposes of this Section, "Confidential Information": means any information, technical data, or know-how, including, but not limited to, the Company's research, products, software, services, development, inventions, processes, designs, drawings, engineering, marketing, or finances, disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment which written material is stamped "Confidential" or "Proprietary" or if disclosed orally, is promptly confirmed in writing to be Confidential Information.

               (b) Confidential Information does not include information, technical data or know-how which (i) is in the Investor's possession at the time of disclosure as shown by Investor's files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to the Investor, it is part of the public knowledge or literature, not as a result of any action or inaction of the Investor; or (iii) is disclosed to an Investor on a non-confidential basis by a third party having a legal right to such information, (iv) is independently developed by Investor, as properly documented by the Investor, or (v) is approved for release by written authorization of Company. The provisions of this Section shall not apply (i) to the extent that an Investor is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ii) to the disclosure of Confidential Information to an Investor's employees, counsel, accountants or other professional advisors; (iii) to the extent that an Investor needs to disclose Confidential Information for the protection of any of such Investor's rights or interest against the Company, whether under this Agreement or otherwise; or (iv) to the disclosure of Confidential Information to a prospective transferee of securities which agrees to be bound by the provisions of this Section in connection with the receipt of such Confidential Information.

         4.3 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

         4.4 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, officers, consultants and other service providers shall be subject to vesting as follows: (i) twenty-five percent (25 %) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the company, and (ii) seventy-five percent (75%) of such stock shall vest at a monthly rate of one-thirty-sixth (1/36th) of such stock for the 36-month period after the first anniversary of such date of issuance or services commencement date. With respect to any shares of stock purchased by any such person, unless otherwise approved by the Board of Directors, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

         4.5 KEY MAN INSURANCE. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of one million dollars on the life of George F. Horner, III, naming the Company as beneficiary.

         4.6 CORPORATE EXISTENCE. The Company shall maintain in full force and effect its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign Corporation in each jurisdiction in which the failure to do so would have a material adverse affect on its business or properties.

         4.7 VISITATION RIGHTS. The Company shall allow one (1) representative designated by Apax Partners and one (1) representative designated by Schroder Venture Partners to attend all meetings of the Company's Board of Directors in a nonvoting capacity; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

         4.8 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 4 except the covenants contained in Section 4.3 of this Agreement shall expire and terminate as to each Investor on the earlier of
(i) effective date of the registration statement pertaining to the Initial Offering at a pre-money valuation of not less than one hundred seventy-five million ($175,000,000) and for a total offering of not less than twenty-five million ($25,000,000) in net proceeds to the Company or (ii) the date the Company becomes subject to the reporting provisions of the Securities Exchange act of 1934, as amended.

         4.9 SECTION 1202. The Company covenants that so long as Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") is in effect and Registrable Securities are held by an Investor (or a transferee in whose hands the Registrable Securities are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code), it will use its reasonable best efforts, provided such efforts are in the best interests of the Company, to cause the Registrable Securities to retain their status as Qualified Small Business Stock and shall make all filings required under
Section 1202(d)(1)(C) of the Code.

5.       RIGHTS OF FIRST REFUSAL

         5.1 PRE-EMPTIVE RIGHT UPON SUBSEQUENT OFFERINGS. So long as an Investor (with its affiliates) shall own not less than one hundred thousand (100,000) Shares, such Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 5.5 hereof. Each Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares and upon exercise of all outstanding warrants to purchase Equity Securities of the Company) which such Investor is or is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) immediately prior to the issuance of the Equity Securities and upon exercise of all outstanding warrants to purchase Equity Securities of the Company. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

         5.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days from the giving of such notice to agree to purchase (but not actually consummate such purchase within such 15-day period) its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         5.3 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 5 shall terminate upon the effective date of the registration statement pertaining to an Initial Offering at a pre-money valuation of not less than one hundred seventy-five million ($175,000,000) and for a total offering of not less than twenty-five million ($25,000,000) in net proceeds to the Company.

         5.4 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Investor under this Section 5 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 3.12.

         5.5 EXCLUDED SECURITIES. The rights of first refusal established by this Section 5 shall have no application to any of the following Equity
Securities:

               (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

               (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement; options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements;

               (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

               (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

               (e) shares of Common Stock issued upon conversion of the Shares;

               (f) any Equity Securities issued pursuant to any equipment leasing arrangement, or bank financing;

               (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

               (h) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including
(A) joint ventures, manufacturing, marketing or distribution arrangements or
(B) technology transfer or development arrangements, that are approved by the Company's Board of Directors;

               (i) shares of Series D-1 Stock, Series D-2 Stock, Series E-1 Stock and Series E-2 Stock issued or to be issued to the Strategic Investors; and

               (j) shares of Series F Stock issued to the Purchasers set forth in EXHIBIT A.

         5.6 REDEMPTION RIGHTS. Notwithstanding Section E(5) of Article IV of the Company's Certificate of Incorporation, as amended, the Financial Investors hereby agree that, if at the time they are eligible to demand redemption of their shares of Series Preferred pursuant to said Article IV and the Company and any Strategic Investor are still parties to a then active research and development collaboration agreement funded by such Strategic Investor at a level of not less than $2,000,000 in the immediately prior 12 month period, the Financial Investors will refrain from exercising their right to demand such redemption until completion of the research and development collaboration at the specified minimum level of funding.

6.       MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         6.3 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.4   AMENDMENT AND WAIVER.

               (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least fifty-five percent (55%) of the Registrable Securities, provided, however, that no such amendment or modification may be effected which adversely affects the rights or interests of one Holder without a like effect on the other Holders, unless each Holder whose rights have been adversely affected consents thereto. Notwithstanding anything else to the contrary herein, no such amendment or modification may be effected which lessens or terminates one or more of the rights held by the Financial Holders or Strategic Holders under this Agreement, unless a majority in interest of such affected Financial Holders or each of the affected Strategic Holders, as applicable, consent thereto.

               (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least fifty-five (55%) of the Registrable Securities, provided, however, that no such waiver may be effected which adversely affects the rights or interests of one Holder without a like effect on the other Holders, unless each Holder whose rights have been adversely affected consents thereto. Notwithstanding anything else to the contrary herein, no such waiver may be effected which lessens or terminates one or more of the rights held by the Financial Holders or Strategic Holders under this Agreement, unless a majority in interest of such affected Financial Holders or each of the affected Strategic Holders, as applicable, consent thereto.

               (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Series D-1 Stock, Series D-2 Stock, Series E-1 Stock and Series E-2 Stock as "Strategic Investors," "Strategic Holders" and parties hereto.

         6.5 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         6.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         6.7 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, reasonable fees, costs and expenses of appeals.

         6.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.10 RIGHTS OF STRATEGIC HOLDERS. The rights of the Strategic Holders as set forth herein, are not subject to the expiration or termination of the Collaboration Agreements, notwithstanding anything contained therein or elsewhere to the contrary.

         6.11 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.



COMPANY:                            INVESTORS:

VERSICOR INC.                       APAX EUROPE IV GP CO. LIMITED

                                    _________________________________________
                                    By:
                                    Its:
/S/ GEORGE F. HORNER III
------------------------------
     George F. Horner III
     Chief Executive Officer

                                    And

                                    By: _____________________________________
                                    For Apax Europe IV GP Co. Limited acting in
                                    its capacity as managing general partner of
                                    Apax Europe IV - A, L.P.
                                    Apax Europe IV - B, L. P.
                                    Apax Europe IV - C, GmbH & Co. KG
                                    Apax Europe IV - D, L.P.
                                    APAX EUROPE IV- E, L.P.
                                    Apax Europe IV - F, L.P.
                                    Apax Europe IV - G, L.P.

                                    APAX FRANCE V-A
                                    represented by Apax Partners & Cie Ventures
                                    S.A.
                                    Its Manager

                                    _________________________________________
                                    By:

                                    APAX FRANCE V-B
                                    represented by Apax Partners & Cie Ventures
                                    S.A.
                                    Its Manager

                                    _________________________________________
                                    By:

         IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                             INVESTORS

VERSICOR, INC.                       ALTAMIR & CIE
                                     represented by Apax Partners & Cie
                                     Gerance S.A.
                                     Its Manager

By:                                      /s/ MAURICE TCHEVIO
   ------------------------------    ----------------------------------------
         George F. Horner III        By: Maruice Tchevio
         Chief Executive Officer         CEO

Address: 34790 Ardentech Court
         Fremont, CA 94555

                                     APAX FRANCE V-A
                                     represented by Apax Partners & Cie Ventures
                                     S.A.
                                     Its Manager

                                         /s/ MAURICE TCHEVIO
                                     ----------------------------------------
                                     By: Maurice Tchevio
                                         CEO

                                     APAX FRANCE V-B
                                     represented by Apax Partners & Cie Ventures
                                     S.A.
                                     Its Manager

                                         /s/ MAURICE TCHEVIO
                                     ----------------------------------------
                                     By: Maurice Tchevio
                                         CEO

                                     APAX EUROPE IV GP CO. LIMITED

                                     By:  /s/ ILLEGIBLE
                                        -------------------------------------

                                     For Apax Europe IV GP Co. Limited acting in its capacity as managing general partner of Apax Europe IV GP L.P acting in its capacity as managing general partner of:

                                     Apax Europe IV - A, L.P.
                                     Apax Europe IV - B, L.P.
                                     Apax Europe IV C GmbH & Co. KG
                                     Apax Europe IV - D, L.P.
                                     Apax Europe IV - E, L.P.
                                     Apax Europe IV - F, L.P.
                                     Apax Europe IV - G, L.P.

                                     SCHRODER VENTURES INTERNATIONAL
                                     LIFE SCIENCES FUND II

                                     By Schroder Venture Managers Inc.


                                     /s/ Nicola Lawson
                                     ----------------------------------------
                                     as General Partner of
                                     Schroder Ventures International Life
                                     Sciences Fund II LP1, LP2, LP3

                                     APA EXCELSIOR V, L.P.

                                     By:      Excelsior V Partners, L.P.
                                     Its:      General Partner
                                     By:       Patricof & Co. Managers, Inc.
                                     Its       General Partner

                                     By: /s/ ILLEGIBLE
                                         ------------------------------------

                                     Title:
                                            ---------------------------------

                                     PATRICOF PRIVATE INVESTMENT CLUB II, L.P.

                                     By: Excelsior V Partners, L.P.
                                     Its General Partner
                                     By: Patricof & Co. Managers, Inc.
                                     Its General Partner

                                     By: /s/ ILLEGIBLE
                                         ------------------------------------

                                     Title:
                                            ---------------------------------

                                     HEALTHCARE VENTURES I, L.P.

Jeffrey Steinberg                    By: /s/ Jeffrey Steinberg
Administrative Partner of                ------------------------------------
HealthCare Partners V, L.P.          Print Name:
The General Partner of                           ----------------------------
HealthCare Ventures, V, L.P.         Title:
                                            ---------------------------------


                                     NEW ENTERPRISE ASSOCIATES

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     ABINGWORTH BIOVENTURES II

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     H&Q CAPITAL MANAGEMENT, INC.

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     SEPRACOR INC.

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------

                                     HEALTHCARE VENTURES V

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     NEW ENTERPRISE ASSOCIATES VII,
                                     LIMITED PARTNERSHIP

                                     By: /s/ Thomas C. McConnell
                                         ------------------------------------
                                     Print Name: Thomas C. McConnell
                                                 ----------------------------
                                     Title: General Partner
                                            ---------------------------------


                                     ABINGWORTH BIOVENTURES SICAV

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     H&Q HEALTHCARE INVESTORS

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     H&Q LIFE SCIENCES INVESTORS

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------

                                     HEALTHCARE VENTURES V

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     NEW ENTERPRISE ASSOCIATES VII
                                     LIMITED PARTNERSHIP

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     ABINGWORTH BIOVENTURES SICAV

                                     By: /s/ LAURIER W. BEAUPRE
                                         ------------------------------------
                                     Print Name: Laurier W. Beaupre
                                                 ----------------------------
                                     Title: Attorney-in-Fact
                                            ---------------------------------


                                     H&Q HEALTHCARE INVESTORS

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------

                                     H&Q LIFE SCIENCES INVESTORS

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------

                                     HEALTHCARE VENTURES V

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     NEW ENTERPRISE ASSOCIATES VII,
                                     LIMITED PARTNERSHIP

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     ABINGWORTH BIOVENTURES SICAV

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     H&Q HEALTHCARE INVESTORS

                                     By: /s/ KIM CARROLL
                                         H&Q Healthcare Investors
                                         ------------------------------------
                                     Print Name: Kim Carroll
                                                 ----------------------------
                                     Title: Treasurer
                                            ---------------------------------


                                     H&Q LIFE SCIENCES INVESTORS

                                     By: /s/ KIM CARROLL
                                         H&Q Life Sciences Investors
                                         ------------------------------------
                                     Print Name: Kim Carroll
                                                 ----------------------------
                                     Title: Treasurer
                                            ---------------------------------

                                     SEPRACOR INC.

                                     By: /s/ TIMOTHY J. BARBERICH
                                         ------------------------------------
                                     Print Name: Timothy J. Barberich
                                                 ----------------------------
                                     Title: Chairman & CEO
                                            ---------------------------------


                                     S.R. ONE, LIMITED.

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     RHO MANAGEMENT TRUST II

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------

                                     SEPRACOR INC.

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     S.R. ONE, LIMITED.

                                     By: /s/ JOHN BRACA
                                         ------------------------------------
                                     Print Name: John Braca
                                                 ----------------------------
                                     Title: CFO
                                            ---------------------------------


                                     RHO MANAGEMENT TRUST II
                                     By: RHO MANAGEMENT COMPANY,
                                     INC. as Investment Advisor

                                     By:

                                     Print Name:

                                     Title:

                                     SEPRACOR INC.

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     S.R. ONE, LIMITED.

                                     By:
                                         ------------------------------------
                                     Print Name:
                                                 ----------------------------
                                     Title:
                                            ---------------------------------


                                     RHO MANAGEMENT TRUST II
                                     By: RHO MANAGEMENT COMPANY,
                                     INC. as Investment

                                     By: /s/ MARK LESCHLY
                                         ------------------------------------
                                     Print Name: MarK Leschly
                                                 ----------------------------
                                     Title: Managing Director
                                            ---------------------------------

                                EXHIBIT A

                          SCHEDULE OF INVESTORS

INVESTOR                                                           SHARES

SERIES F STOCK

APA Excelsior V, L.P.                                             1,451,300
2100 Geng Road
Palo Alto, CA 94303
Attn: Lori Rafield, Ph.D.

Patricof Private Investment Club II, L.P.                          17,627
2100 Geng Road
Palo Alto, CA 94303
Attn: Lori Rafield, Ph.D.

Apax Europe IV GP Co. Limited                                     1,468,926
PO Box 431
13-15 Victoria Road
St. Peter Port
Guernsey Channel Islands GYI 32D

Apax France V-A                                                   488,136
Represented by Apax Partners & Cie Ventures
Its Manager
45, avenue Kleber
75784 PARIS CEDEX 16

Apax France V-B                                                    54,237
Represented by Apax Partners & Cie Ventures
Its Manager
45, avenue Kleber
75784 PARIS CEDEX 16

Altamir & Cie                                                      135,593
Represented by Apax Partners & Cie Gerance
Its Manager
45, avenue Kleber
75784 PARIS Cedex 16



Schroder Ventures International Life Sciences Fund II             1,299,435
c/o Schroder Venture Management, Ltd.
22 Church Street
HM11 Hamilton Burmuda
Attn: Nicola Lawson

HealthCare Ventures V, L.P.                                        554,295
One Kendall Square, Bldg. 300
Cambridge, MA 02139
Attn: Jeffrey Steinberg

New Enterprise Associates VII, Limited Partnership                 395,925
2490 Sand Hill Road
Menlo Park, CA 94025
Attn: Thomas C. McConnell

Abingworth Bioventures SICAV                                       237,555
c/o Sanne & Cie s.a r.l.
231, Val des Bons Malades
PO Box 566
L-2015 Luxembourg
Attn: Karl Sanne

H&Q Healthcare Investors                                           142,532
c/o Hambrecht & Quist Capital Management, Inc.
Attn: Alan G. Carr
50 Rowes Wharf
Boston, MA 02110

H&Q Life Sciences Investors                                         95,021
c/o Hambrecht & Quist Capital Management, Inc.
Attn: Alan G. Carr
50 Rowes Wharf
Boston, MA 02110

Sepracor Inc.                                                      172,314
111 Locke Drive
Marlborough, MA 01752
Attn: Robert Scumaci

S.R. One, Limited                                                  158,370
200 Barr Harbor Drive
Four Tower Bridge
W. Conshohoken, PA 19428-2977
Attn: Brenda A. Gavin, D.V.M.



Rho Management Trust II                                            139,444
767 Fifth Avenue,
43rd Floor New York, NY 10153
Attn: Joshua Ruch

SERIES A STOCK

Sepracor Inc.                                                       36,000
Attn: Timothy J. Barberich
111 Locke Drive
Marlborough, MA 01752

SERIES B STOCK

Sepracor Inc.                                                      1,095,000
Attn: Timothy J. Barberich
111 Locke Drive
Marlborough, MA 01752

SERIES C STOCK

Healthcare Ventures V, L.P.                                        1,400,000
Attn: Jeffrey Steinberg
44 Nassau Street
Princeton, NJ 08542

Abingworth Bioventures II                                           600,000
Attn: Stephen Bunting
Princes House
38 Jermyn Street
London SWIY 6DN
England

H&Q Healthcare Investors                                            360,000
c/o Hambrecht & Quist Capital Management, Inc.
Attn: Alan G. Carr
50 Rowes Wharf
Boston, MA 02110

H&Q Life Sciences Investors                                         240,000
c/o Hambrecht & Quist Capital Management, Inc.
Attn: Alan G. Carr
50 Rowes Wharf
Boston, MA 02110



New Enterprise Associates VII, Limited Partnership                  989,000
Attn: Thomas C. McConnell
2490 Sand Hill Road
Menlo Park, CA 94025

NEA Presidents Fund, L.P.                                            10,000
Attn: Thomas C. McConnell
2490 Sand Hill Road
Menlo Park, CA 94025

NEA Ventures 1997, Limited Partnership                                1,000
Attn: Lynn G. Walker
2490 Sand Hill Road
Menlo Park, CA 94025

GC&H Investments                                                     10,000
Attn: John L. Cardoza
One Maritime Plaza, 20th Floor
San Francisco, CA 94111

S.R. One, Limited                                                   400,000
Attn: Dr. Brenda A. Gavin, D.V.M.
200 Barr Harbor Drive
Four Tower Bridge
W. Conshohoken, PA 19248-2977

SERIES D-1 STOCK

Pharmacia & Upjohn Company                                          500,000
95 Corporate Drive
Bridgewater, NJ 08807

SERIES E-1 STOCK

Novartis Pharma AG                                                  500,000
Lichtstrasse 35
CH-4002
Basel, Switzerland

                                    EXHIBIT B

              REQUEST TO CFO'S FOR QUARTERLY FINANCIAL INFORMATION

                                    EXHIBIT B

              REQUEST TO CFO'S FOR QUARTERLY FINANCIAL INFORMATION

Company: _______________________________

Submitted By: ______________________  Period Ending: _______________________

Quarterly Payroll Taxes Paid
Yes ___             No ___

Please email the completed form to: sandra@patilcofcom; seth@patricof com OR FAX TO (212) 319-6155


------------------------------------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIAL REPORT ($000)
------------------------------------------------------------------------------------------------------------------------------------
                                               CURRENT FINANCIAL                                                       YTD FINANCIAL
------------------------------------------------------------------------------------------------------------------------------------
                          ACTUAL                      BUDGET                      ACTUAL YTD                  BUDGET YTD
------------------------------------------------------------------------------------------------------------------------------------
                 CURRENT QTR. PRIOR YEAR QTR. CURRENT QTR. PRIOR YEAR QTR. CURRENT QTR. PRIOR YEAR QTR. CURRENT QTR. PRIOR YEAR QTR.
------------------------------------------------------------------------------------------------------------------------------------
Revenues              $0.0          $0.0          $0.0           $0.0          $0.0           $0.0          $0.0           $0.0
------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss)     $0.0          $0.0          $0.0           $0.0          $0.0           $0.0          $0.0           $0.0
------------------------------------------------------------------------------------------------------------------------------------
Gross Margin $        $0.0          $0.0          $0.0           $0.0          $0.0           $0.0          $0.0           $0.0
------------------------------------------------------------------------------------------------------------------------------------
Gross Margin %         0.0%          0.0%          0.0%           0.0%          0.0%           0.0%          0.0%           0.0%
------------------------------------------------------------------------------------------------------------------------------------
EBITDA                $0.0          $0.0          $0.0           $0.0          $0.0           $0.0          $0.0           $0.0
------------------------------------------------------------------------------------------------------------------------------------
Cash Flow from
  Operations          $0.0          $0.0          $0.0           $0.0          $0.0           $0.0          $0.0           $0.0
------------------------------------------------------------------------------------------------------------------------------------

                                       CURRENT QTR.                PRIOR YEAR QTR.                    PREVIOUS QTR.
------------------------------------------------------------------------------------------------------------------------------------
Cash & Cash Equivalents                     $0.0                          $0.0                              $0.0
------------------------------------------------------------------------------------------------------------------------------------
Total Current Assets                        $0.0                          $0.0                              $0.0
------------------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                   $0.0                          $0.0                              $0.0
------------------------------------------------------------------------------------------------------------------------------------
Long Term Debt                              $0.0                          $0.0                              $0.0
------------------------------------------------------------------------------------------------------------------------------------
Backlog                                     $0.0                          $0.0                              $0.0
------------------------------------------------------------------------------------------------------------------------------------
# of Employees/Stores                        0.0                           0.0                               0.0
------------------------------------------------------------------------------------------------------------------------------------
Cash Used (Bum Rate)                        $0.0                          $0.0                              $0.0
------------------------------------------------------------------------------------------------------------------------------------
(**IF YOU'VE ATTACHED YOUR CAP TABLE,      CURRENT QTR.              PRIOR YEAR QTR.                    PREVIOUS QTR.
YOU DON'T NEED TO COMPLETE THIS SECTION
CAPITALIZATION)
------------------------------------------------------------------------------------------------------------------------------------
Common Shares Outstanding                      0.0                           0.0                               0.0
------------------------------------------------------------------------------------------------------------------------------------
Common Equivalent After Conversion             0.0                           0.0                               0.0
------------------------------------------------------------------------------------------------------------------------------------
Common Equivalent of warrants & Options        0.0                           0.0                               0.0
------------------------------------------------------------------------------------------------------------------------------------
Total Shares Fully Diluted                     0.0                           0.0                               0.0
------------------------------------------------------------------------------------------------------------------------------------

                                       By: (CFO):
                                                 ------------------------------